As filed with the Securities and Exchange Commission on April 3, 2002.

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SONICBLUE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0204341 (I.R.S. Employer Identification No.)
2841 Mission College Boulevard Santa Clara, California (Address of Principal Executive Offices)	95054 (Zip Code)

1989 STOCK PLAN OF SONICBLUE INCORPORATED
(Full title of the plan)

KENNETH F. POTASHNER
President, Chief Executive Officer
and Chairman
SONICblue Incorporated
2841 Mission College Boulevard
Santa Clara, California 95054
(408) 588-8000
(Name, address and telephone number,
including area code, of agent for service)
Copy to: JORGE A. DEL CALVO Pillsbury Winthrop LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered(1)	per Share(2)	Offering Price(2)	Fee

Common Stock, $0.0001 par value(3)	3,071,202 shares	$2.46	$7,555,156.92	$696

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq National Market on March 28, 2002.

(3)	Associated with the Common Stock are rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

     The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 7, 1993 (File No. 33-60666), August 1, 1994 (File No. 33-82280), February 13, 1995 (File No. 33-89388), May 16, 1995 (File No. 33-92372), April 18, 1996 (File No. 33-33726), May 23, 1996 (File No. 333-04439), February 11, 1997 (File No. 333-21573), March 24, 1997 (File No. 333-23819), March 18, 1998 (File No. 333-48189), February 5, 1999 (File No. 333-71869), October 27, 2001 (File No. 333-48824), October 27, 2000 (File No. 333-48828) and April 20, 2001 (File No. 333-59294) are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Registrant (File No. 0-21126) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b)	The Registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on February 2, 2002;

(c)	The Registrant’s Current Report on Form 8-K filed on March 22, 2002;

(d)	The description of Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 21, 1993 and Amendment No. 1 thereto filed on September 28, 1999; and

(e)	The description of the Series A Participating Preferred Stock Purchase Rights contained in Registrant’s Registration Statement on Form 8-A filed May 20, 1997, as amended by Form 8-A/A filed on September 28, 1999.

     In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Exhibits.

Exhibit
Number

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page 2).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 29, 2002.

SONICBLUE INCORPORATED
By:	/s/ KENNETH F. POTASHNER Kenneth F. Potashner President, Chief Executive Officer and Chairman Of the Board (Principal Executive Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth F. Potashner and John J. Todd, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH F. POTASHNER Kenneth F. Potashner	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 29, 2002

/s/ JOHN J. TODD John J. Todd	Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2002

/s/ TERRY N. HOLDT Terry N. Holdt	Vice Chairman of the Board	March 29, 2002

/s/ ROBERT P. LEE Robert P. Lee	Director	March 29, 2002

/s/ CARMELO J. SANTORO Carmelo J. Santoro	Director	March 29, 2002

/s/ JAMES T. SCHRAITH James T. Schraith	Director	March 29, 2002

/s/ EDWARD M. ESBER, JR. Edward M. Esber, Jr.	Director	March 29, 2002

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EXHIBIT INDEX

Exhibit
Number

5.1	Opinion Pillsbury Winthrop LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page 3).

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